1st United Bancorp
West Palm Beach, Florida

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-70376) pertaining to the Key Employees Stock Option Plan of 1st United Bancorp of our report dated February 4, 1997, relating to the consolidated financial statements of Island National Bank and Trust Company which is contained in Amendment No. 1 to the Current Report on Form 8-K/A dated April 1, 1997 filed by 1st United Bancorp.


BDO Seidman, LLP


West Palm Beach, Florida
August 21, 1997